Exhibit 10.16

GLOBAL BUSINESS TRAVEL GROUP, INC.
MANAGEMENT INCENTIVE PLAN

Originally Adopted June 30, 2014 (the “Effective Date”)

Amended and Restated December 10, 2019

Amended and Restated December 2, 2021
Assumed and Restated as of May 27, 2022

1              Background; Purpose of the Plan

On December 10, 2019, GBT III B.V., a private company with limited liability organized under the laws of the Netherlands (“GBT III”), completed a restructuring whereby GBT JerseyCo Limited, a company limited by shares incorporated under the laws of Jersey (“GBT JerseyCo”), became the parent company of the GBT group (the “2019 Restructuring”). In connection with the 2019 Restructuring, the GBT III B.V. Management Incentive Plan (the “Original Plan”) was assumed by GBT JerseyCo, amended to reflect the 2019 Restructuring and renamed the GBT JerseyCo Limited Management Incentive Plan (the “Prior Plan”). Pursuant to Section 4.14 of the Original Plan, all of the options granted under the Original Plan that were outstanding at the closing of the 2019 Restructuring were converted into options to purchase shares of Common Stock of GBT JerseyCo and were treated as if they were originally granted under the Prior Plan.

On May 27, 2022, GBT JerseyCo completed a transaction whereby Global Business Travel Group, Inc. (the “Company”), acquired GBT JerseyCo and became the parent company of the GBT group (the “Transaction”). In connection with the Transaction, the Prior Plan was assumed by the Company, was amended to reflect the Transaction as set forth herein and renamed the Global Business Travel Group, Inc. Management Incentive Plan (the “Plan”). Pursuant to Section 4.14 of the Prior Plan, all of the options treated as granted under the Prior Plan that were outstanding at the closing (the “Closing”) of the Transaction (“Converted Options”) were converted into options to purchase shares of Common Stock (as defined below) and were treated as if they were originally granted under this Plan. Following the Closing, no new Options (as defined below) shall be granted under this Plan. References in this Plan to “the Company” in relation to events that occurred prior to the Transaction shall be deemed to refer to GBT JerseyCo or GBT III, as and where applicable. For purposes of the Options and the Option Grant Agreements (as defined below), the Transaction is, and will be treated as, an Initial Public Offering (as defined in the Prior Plan).

The purpose of the Plan is to promote the interests of the Company and its shareholders by providing the key employees, service providers and consultants of the Company and its subsidiaries with an appropriate incentive to encourage them to continue in the employ of the Company or its subsidiaries and to improve the growth, profitability and financial success of the Company and its subsidiaries.

2              Definitions

As used in this Plan and in any Option Grant Agreement, the following capitalized terms shall have the following meanings:

(a)             “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person; provided, that no shareholder of the Company shall be deemed an Affiliate of any other shareholder solely by reason of any investment in the Company except that solely for purposes of the Plan, Amex and its subsidiaries shall be deemed to be Affiliates. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, no Juweel Investor shall be considered an Affiliate of the Company unless expressly noted herein.

(b)             “Amex” shall mean American Express Company.

(c)             “Board” shall mean the Board of Directors of the Company.

(d)             “Business Travel Entities” shall mean business entities with annual revenue of at least $10,000,000 (whether or not for profit) and governmental agencies.

(e)             “Business Travel Services” shall mean business travel agency services provided to Business Travel Entities pursuant to a stand-alone contract to arrange for the business and commercial travel of their employees, excluding Travel Supplier Services, covering an entire enterprise or one or more business units, geographies or divisions thereof.

(f)             “Cause” shall mean, when used in connection with the termination of a Participant’s Employment, unless otherwise provided in the Participant’s Option Grant Agreement or the Participant’s effective, written contract of Employment or severance agreement with the Company or any of its direct and indirect subsidiaries, the Participant’s (i) willful and continued failure to adequately perform substantially all of the Participant’s duties; (ii) failure to devote substantially all of the Participant’s business time to the performance of the Participant’s duties for the Company and its subsidiaries (subject to the ability to engage in activities in accordance with applicable Company policy); (iii) willful misconduct; (iv) unlawful use of a controlled substance; (v) conviction of, or entry of a plea of guilty or no contest to any felony or any crime involving, dishonesty, theft, moral turpitude, breach of trust or breach of a fiduciary duty or their equivalent under local law; (vi) engagement in an act or omission that is detrimental to the business or reputational interests of the Company or its subsidiaries, including but not limited to an act of fraud, embezzlement, disparagement, theft or dishonesty, whether in the past or future (including any such acts occurring prior to the commencement of employment); (vii) habitual or gross negligence in the performance of the Participant’s duties; (viii) material or repeated violation of any policy or practice adopted by the Company or its subsidiaries applicable to the Participant; (ix) breach of any material term of any written employment, service or consulting agreement between the Participant and the Company or its subsidiaries; and (x) violation of any Company or subsidiary detrimental conduct provision. If, subsequent to the termination of a Participant’s Employment, it is discovered that Participant engaged in conduct which the Committee determines in good faith could have resulted in Participant’s Employment being terminated for Cause, as such term is defined above, or if the Participant Competes, the Participant’s Employment shall, at the election of the Committee, in its sole discretion, be deemed to have been terminated for Cause (regardless of how such termination was previously classified).

(g)             “Change in Control” shall mean the occurrence of any of the following events after the Effective Date: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its subsidiaries (determined on a consolidated basis) to any Good Faith Independent Purchaser or group of related Good Faith Independent Purchasers for purposes of Section 13(d) of the Exchange Act (a “Group”); (ii) the approval by the holders of the outstanding voting power of the Company of any plan or proposal for the liquidation or dissolution of the Company; or (iii) any Good Faith Independent Purchaser or related Group thereof becoming the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of securities representing more than 50% of the aggregate outstanding voting power of the Company and such Person or Group actually has the power to vote such securities in any such election of members of the Board. Notwithstanding the foregoing, the Transaction shall not be treated as a Change in Control.

(h)             “Closing” has the meaning set forth in Section 1 above.

(i)              “Code” shall mean the Internal Revenue Code of 1986, as amended.

(j)              “Commission” shall mean the U.S. Securities and Exchange Commission.

(k)             “Committee” shall mean the Compensation Committee of the Board of Directors of the Company.

(l)              “Common Stock” shall mean the Class A common stock of the Company, par value $0.0001 per share.

(m)            “Compete” shall mean with respect to any Participant, unless otherwise provided in the Participant’s Option Grant Agreement, (i) during Employment and for the Restricted Period, (A) being an employee, director, or independent contractor of, or a consultant to, or performing any services for or on behalf of, or being an owner or investor in (other than the ownership of not more than 1% of the publicly traded voting securities of any company listed on a national securities exchange), any Person engaging in any Competing Business, or (B) directly or indirectly, whether on behalf of the Participant or another Person, soliciting (including any communication of any kind, regardless of by whom it is initiated) or hiring or attempting to solicit or hire (x) any actual or prospective customer or supplier of the Company or any of its subsidiaries in connection with any Competing Business or to terminate or alter in a manner adverse to the Company or its subsidiaries such customer’s or supplier’s relationship with the Company or its subsidiaries, or (y) any Employee or individual who was an Employee within the six-month period immediately prior thereto to terminate or otherwise alter his or her Employment with the Company or its subsidiaries or to provide services to another Person (whether as an employee, director, consultant or otherwise), provided that Participant’s employer’s or business organization’s conducting general advertising for employees not directed at any specific Person shall not in and of itself be a violation of this clause (B), or (ii) at any time during or following Employment, disclosing or using any Confidential Information, except as required by legal process or, during Employment, in good faith in furtherance of his or her job responsibilities to the Company and its subsidiaries (provided that if the Participant receives legal process with regard to disclosure of such Confidential Information, he/she shall promptly notify the Company and cooperate with the Company in seeking a protective order with respect to such Confidential Information or to otherwise limit its disclosure). “Competed” and “Competing” shall have correlative meanings. Further, in accordance with the Defend Trade Secrets Act of 2016, (I) the Participant shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal, and (II) if the Participant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Participant may disclose a trade secret to the Participant’s attorney and use the trade secret information in the court proceeding, if the Participant files any document containing the trade secret under seal and does not disclose the trade secret except pursuant to court order.

(n)            “Competing Business” shall mean (i) the provision of Business Travel Services and (ii) any other business in which the Company or any of its subsidiaries was engaged, or is considering engaging in, during the Participant’s Employment or within the twenty-four (24) month period immediately following the Participant’s termination of Employment and of which the Participant was aware or reasonably should have been aware prior to his or her termination of Employment.

(o)            “Confidential Information” shall mean all information regarding the Company, Juweel, the Juweel Investors, any Affiliates of the Company, Juweel or the Juweel Investors or any of the employees, officers and directors of any of the foregoing Persons, including, without limitation, any activity, business, product, customer, client or supplier of any of the foregoing Persons, in any case, that is not generally known by the public or to Persons not employed by the Company, Juweel, the Juweel Investors or their respective Affiliates, including, without limiting the foregoing, information that would not be known to the public but for the actions of or disclosure by, directly or indirectly, the Participant.

(p)            “Disability” shall mean with respect to any Participant, unless otherwise provided in the Participant’s Option Grant Agreement, a permanent disability as defined in the Company’s or its subsidiaries’ long-term disability plans covering such Participant (if any), or as defined from time to time by the Company, in its sole discretion.

(q)            “Effective Date Chairman” means the chairman of the Board of Directors of GBT JerseyCo as of December 10, 2019.

(r)             “Employment” shall mean employment or other service relationship with the Company or any of its subsidiaries and shall include the provision of services as a director, service provider or consultant for the Company or any of its subsidiaries. “Employee” and “Employed” shall have correlative meanings. Employment will be deemed to continue, unless the Committee expressly determines otherwise in its sole discretion, so long as the Participant is employed by, or otherwise is providing services to the Company or one of its subsidiaries. If a Participant’s Employment is with a subsidiary and that entity ceases to be a subsidiary of the Company, the Participant’s Employment will be deemed to have terminated when the entity ceases to be a subsidiary of the Company unless the Participant transfers Employment to the Company or one of its remaining subsidiaries. All determinations regarding Employment and terminations thereof shall be made by the Committee in its sole discretion.

(s)             “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(t)             “Exercise Date” shall have the meaning set forth in Section 4.11 herein.

(u)             “Exercise Notice” shall have the meaning set forth in Section 4.11 herein.

(v)            “Exercise Price” shall mean the price that the Participant must pay under the Option for each share of Common Stock, as determined by the Committee for each grant and initially specified in the Option Grant Agreement, which shall be no less than the Fair Market Value of a share of Common Stock on the Grant Date, subject to any increase or other adjustment that may be made following the Grant Date in accordance with the Plan. For the avoidance of doubt, with respect to any Premium Strike Option, the Exercise Price of such Option may, in the Committee’s sole discretion, be set at a price that is higher than the applicable Fair Market Value as of the Grant Date of such Option.

(w)            “Fair Market Value” shall mean, as of any date (i) prior to the date on which the Common Stock is first publicly traded on a recognized exchange, the value per share of Common Stock as determined by the Board; or (ii) on which the Common Stock is then publicly traded on a recognized exchange, (A) the closing price on such day of the shares of Common Stock as reported on the principal securities exchange on which the shares of Common Stock are then listed or admitted to trading or (B) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or (C) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. (“NASD”) selected by the Board. The Fair Market Value of the shares of Common Stock as of any such date on which the applicable exchange or inter-dealer quotation system through which trading in the shares of Common Stock regularly occurs is closed shall be the Fair Market Value determined pursuant to the preceding sentence as of the immediately preceding date on which the shares of Common Stock are traded, a bid and ask price is reported or a trading price is reported by any member of NASD selected by the Board (as applicable). In the event that the price of a share of Common Stock shall not be so reported or furnished, the Fair Market Value shall be determined by the Board. In any case, the Fair Market Value shall be determined in accordance with the requirements of Section 409A of the Code, to the extent applicable.

(x)              “Good Faith Independent Purchaser” shall mean an independent third party, as determined by the Board, and expressly excludes each Majority Stockholder, the Juweel Investors, the Amex Permitted Transferees, Juweel Permitted Transferee and the Juweel Investors Permitted Transferees, in each case as defined in the Shareholders Agreement.

(y)            “Good Reason” shall mean with respect to any Participant who is an Employee of the Company or one of its subsidiaries, unless otherwise provided in the Participant’s Option Grant Agreement or an effective employment or severance agreement with the Company or any of its direct or indirect subsidiaries, following a Change in Control, (i) a material decrease in a Participant’s annual base salary (other than as part of an across-the-board reduction applicable to all similarly situated employees of the Company and/or its subsidiaries), or (ii) a relocation of a Participant’s primary work location more than 60 miles from the Participant’s primary work location in effect immediately prior to the Grant Date (provided that such relocation materially increases the Participant’s daily one-way commute to his or her primary work location), each such event occurring following a Change in Control without the Participant’s prior written consent; provided that, within thirty days following the occurrence of any of the events set forth herein, the Participant shall have delivered written notice to the Company of his or her intention to terminate his or her Employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Participant’s right to terminate Employment for Good Reason, and the Company shall not have cured such circumstances within thirty days following the Company’s receipt of such notice.

(z)             “Grant Date” shall mean the grant date designated by the Committee and specified in the Option Grant Agreement as of the date the Option is granted. The Grant Date of Converted Options shall be the date on which they were originally issued under the Original Plan or the Prior Plan (as applicable).

(aa)           “Juweel Investors” shall mean, for so long as such entities remain invested (directly or indirectly) in the Company, Certares GBT Holdings Ltd., QH Travel, L.P., PecosCo Limited Partnership, HMC Juweel Holdings, LP, Macquarie Juweel Investor LP and BR Investors Juweel, L.P.

(bb)          “Majority Stockholder” shall mean, collectively or individually as the context requires, American Express Travel Holdings Netherlands Coöperatief U.A., Juweel Investors Coöperatief U.A. and/or their respective Affiliates (disregarding the Company and its subsidiaries), successors and assigns.

(cc)          “Option” shall mean the option to purchase shares of Common Stock treated as granted to any Participant under the Plan. Any references in the Plan to an “Option” will be deemed to include “Time-Based Options”, “Performance-Based Options” and “Premium Strike Options” unless specifically noted to the contrary. No Option is intended to be (or shall be treated as) an “incentive stock option” under Section 422 of the Code.

(dd)          “Option Grant Agreement” shall mean an agreement entered into by each Participant and the Company evidencing the grant of each Option.

(ee)           “Participant” shall mean a Person to whom a grant of an Option has been made and, where applicable, shall include Permitted Transferees.

(ff)            “Performance-Based Option” shall have the meaning set forth in Section 4.5(b).

(gg)          “Permitted Transferee” shall have the meaning set forth in Section 4.7.

(hh)           “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

(ii)             “Premium Strike Option” shall have the meaning set forth in Section 4.5(c).

(jj)             “Qualifying CIC Termination” shall mean, unless otherwise provided in the Participant’s Option Grant Agreement, with respect to a Participant, a termination of such Participant’s Employment by the Company or a subsidiary thereof without Cause or by the Participant for Good Reason, in each case within the one-year period following a Change in Control (other than a Change in Control that is also a SPAC Transaction).

(kk)           “Restricted Period” shall mean, unless otherwise provided in the Participant’s Option Grant Agreement, the twenty-four month period following the termination of the Participant’s Employment.

(ll)             “Restrictive Covenants” means the covenants contained in an Option Grant Agreement under the section titled “Restrictive Covenants.”

(mm)          “Shareholders Agreement” shall mean the Shareholders Agreement by and among the Company, American Express Travel Holdings Netherlands Coöperatief U.A. and Juweel Investors Coöperatief U.A., as amended and/or restated from time to time.

(nn)          “Shares” shall mean the shares of capital stock of the Company.

(oo)          “Securities Act” shall mean the Securities Act of 1933, as amended.

(pp)          “Time-Based Option” shall have the meaning set forth in Section 4.5(a).

(qq)          “Transfer” shall mean any transfer, sale, assignment, hedge, gift, testamentary transfer, pledge, hypothecation or other disposition of any interest. “Transferee” and “Transferor” shall have correlative meanings.

(rr)             “Travel Supplier Services” means the ownership or operation of hotels, resorts, other lodging providers, airlines, rail, car rental and other transportation providers.

(ss)           “Vesting Commencement Date” shall mean, with respect to a Time-Based Option, the date specified in the applicable Option Grant Agreement on which the vesting period of such Time-Based Option commences.

3              Administration of the Plan

The Committee shall administer the Plan.

3.1           Powers of the Committee. In addition to the other powers granted to the Committee under the Plan, the Committee shall have the power: (a) to determine, modify or waive the terms and conditions of any Option; (b) to prescribe the form of and terms and conditions of any instrument evidencing a grant of Options, so long as such terms and conditions are not otherwise inconsistent with the terms of the Plan; (c) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan; (d) to construe and interpret the Plan, such rules and regulations and the instruments evidencing grants of Options; (e) to reconcile any inconsistency, correct any defect and/or supply any omission in the Plan or any instrument evidencing any grant of Options; (f) to establish any black-out or exercise restrictions on Options as it deems appropriate in connection with the Closing or other events; (g) to make all other determinations necessary or advisable for the administration of the Plan and Options and otherwise do all things necessary to carry out the purposes of the Plan and Options.

3.2           Determinations of the Committee. Any grant, determination, prescription or other act of the Committee shall be final and conclusively binding upon all Persons.

3.3           Indemnification of the Committee. No member of the Committee nor the Effective Date Chairman, the Majority Stockholders, any Juweel Investor, nor their employees, partners, directors or associates shall be liable for any action or determination made in good faith with respect to the Plan or any grant of Options thereunder. To the full extent permitted by law, the Company shall indemnify and hold harmless each Person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such Person, or such Person’s testator or intestate, is or was a member of the Committee, is or was the Effective Date Chairman or is or was a Majority Stockholder, a Juweel Investor or an employee, partner, director or associate thereof, to the extent such criminal or civil action or proceeding relates to the Plan or any grant made (or treated as made) pursuant to the Plan (provided that such Person acted in good faith and in a manner such Person reasonably believed to be in the best interests of, or not opposed to the best interests of, the Company).

3.4           Compliance with Applicable Law; Securities Matters; Effectiveness of Option Exercise. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of the issuance of any shares of Common Stock to be issued hereunder or to effect similar compliance or registration under any state or non-U.S. laws. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing the shares of Common Stock pursuant to the exercise of any Options, which shares of Common Stock shall be evidenced by book-entry in the books and records of the Company, and may only issue such certificates or make such book entry in the event the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates or making of such book entry is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Common Stock are listed or traded. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements and representations as the Committee, in its sole discretion, deems advisable in order to comply with any such laws, regulations or requirements. The Company may, in its sole discretion, delay the exercisability of an Option hereunder to help ensure compliance under federal, state or non-U.S. securities laws and any exemptions therefrom on which the Company may be relying. The Company shall inform the Participant in writing of its decision to delay the exercise of an Option. During the period that the effectiveness of the exercise of an Option has been delayed, the Participant may, by written notice, withdraw such exercise.

3.5           Inconsistent Terms. In the event of a conflict between the terms of the Plan and the terms of any Option Grant Agreement, the terms of the Plan shall govern except as otherwise expressly provided herein.

3.6           No Additional Grants. The Committee shall not grant any new Options under this Plan after the Closing. All Options which remain outstanding after the Closing shall continue to be governed by the Plan and the applicable Option Grant Agreement.

3.7           Acceptance of Terms. By accepting (or, under such rules as the Committee may prescribe, being deemed to have accepted) an Option, the Participant shall be deemed to have agreed to the terms of the Option Grant Agreement and the Plan.

4              Options

4.1           Fractional Shares. Unless the Committee determines otherwise, no fractional shares of Common Stock will be delivered under the Plan.

4.2           Option Repricing. No underwater Option may be repriced, exchanged for another award or cancelled for a cash payment, in each case, unless approved by the Company’s shareholders; provided, however, that notwithstanding the foregoing or anything contained in the Plan or an Option Grant Agreement to the contrary, the Committee may take any of the actions provided for in Section 4.14 hereof, including with respect to an underwater Option, without the consent of the Company’s shareholders or any other Person.

4.3           Intentionally Omitted.

4.4           Intentionally Omitted.

4.5           Vesting of Options. The Committee shall specify in the Option Grant Agreement the conditions upon which the Option shall become vested.

(a)           Time-Based Option.

(i)           Generally. The Committee may provide in the Option Grant Agreement that some or all of an Option is a Time-Based Option. For purposes of the Plan, except as otherwise provided in the applicable Option Grant Agreement, a “Time-Based Option” shall mean an Option that vests in equal 20% installments on each of the first five anniversaries of the Vesting Commencement Date, subject in all cases to the Participant’s continued Employment through the applicable vesting date. Unless the Committee provides otherwise, the vesting of the Time-Based Option may be suspended during any leave of absence.

(ii)           Accelerated Vesting on a Qualifying CIC Termination. In the event that a Participant’s Employment is terminated as the result of a Qualifying CIC Termination, 100% of the then outstanding Time-Based Options held by the Participant shall immediately vest and become exercisable as of such Qualifying CIC Termination.

(b)           Performance-Based Option. The Committee may provide in the Option Grant Agreement that some or all of an Option is a Performance- Based Option. For purposes of the Plan, a “Performance-Based Option” shall mean an Option that vests in accordance with the performance-based targets set forth in the applicable Option Grant Agreement.

(c)           Premium Strike Options. The Committee may provide in the Option Grant Agreement that some or all of an Option (whether a Performance-Based Option or a Time-Based Option) is a Premium Strike Option. For purposes of the Plan, a “Premium Strike Option” shall mean an Option that has an Exercise Price that is greater than the Fair Market Value of a share of Common Stock on the Grant Date of such Option.

4.6           Expiration of Options. All Options, whether vested or unvested, shall expire on the tenth anniversary of their Grant Date unless such Options expire earlier as provided below or in the applicable Option Grant Agreement.

(a)           Effect of Termination of Employment on Unvested Options. With respect to each Participant, such Participant’s Option(s), or portion thereof, which have not become vested shall expire on the date such Participant’s Employment is terminated for any reason unless otherwise specified in the Option Grant Agreement or as specified below, or unless such termination is a Qualifying CIC Termination.

(i)           Death & Disability. Except as otherwise provided in an Option Grant Agreement, in the event the Participant’s Employment terminates due to the Participant’s death or Disability, the Participant’s unvested Options will remain outstanding and continue to vest or be eligible to vest during the twelve month period following such termination of Employment, and each such unvested Option that vests following such termination of Employment will remain outstanding and be exercisable until the earlier of (i) twelve months following the date on which such Option vested following the Participant’s death or Disability or (ii) the earlier of the tenth anniversary of the Grant Date for such Option(s) or such different expiration period (not to exceed ten years from the Grant Date) specified in the Option Grant Agreement, which expiration date or period shall supersede the foregoing expiration period.

(ii)           Termination of Employment by the Company or a Subsidiary without Cause. Except as otherwise provided in an Option Grant Agreement, in the event the Participant’s Employment is terminated by the Company or a subsidiary without Cause, the Participant’s unvested Options will remain outstanding and continue to vest or be eligible to vest during the six month period following such termination of Employment and each such unvested Option that vests following such termination of Employment will remain outstanding and be exercisable until the earlier of (i) 90 days following the date on which such Option vested following the Participant’s termination of Employment or (ii) the earlier of the tenth anniversary of the Grant Date for such Option(s) or such different expiration period specified in the Option Grant Agreement, which expiration date or period shall supersede the foregoing expiration period.

(b)           Effect of Termination of Employment on Vested Options. With respect to each Participant, such Participant’s Option(s), or any portion thereof, which have become vested on or before the date such Participant’s Employment is terminated shall, unless otherwise provided in the Participant’s Option Grant Agreement, expire on the earliest of (i) the commencement of business on the date the Participant’s Employment is terminated for Cause, or, following the Participant’s termination of Employment, the date on which the Committee in good faith determines that during his or her Employment, the Participant engaged in conduct which constitutes Cause; (ii) 90 days after the date the Participant’s Employment is terminated by the Company or a subsidiary or by the Participant for any reason other than (1) Cause (unless the Participant engaged in conduct which the Committee determined in good faith constitutes Cause), (2) a Qualifying CIC Termination or (3) the Participant’s death or Disability; (iii) one year after the date the Participant’s Employment is terminated by reason of death or Disability; or (iv) the earlier of the tenth anniversary of the Grant Date for such Option(s) or such different expiration date or period (not to exceed ten years from the Grant Date) specified in the Option Grant Agreement, which expiration date or period shall supersede the foregoing expiration period.

(c)           Permitted Transferees. Any Option, or portion thereof, that is vested and is held by a Permitted Transferee on account of the death of a Participant shall expire (i) in the event that such Participant terminated Employment prior to his or her death, on the date on which such Option would have expired had the Participant not died and had such Participant continued to hold such Option (unless otherwise provided in the Participant’s Option Grant Agreement) or (ii) in the event that such Participant died while Employed, unless otherwise provided in the Participant’s Option Grant Agreement, on the earlier of (x) one year after the date on which such deceased Participant’s Employment terminated by reason of death or (y) the earlier of the tenth anniversary of the Grant Date for such Option(s) or such different expiration period (not to exceed ten years from the Grant Date) specified in the Option Grant Agreement, which expiration date or period shall supersede the foregoing expiration period. Any Option or portion thereof that has been transferred to a Permitted Transferee during the lifetime of a Participant shall expire in connection with the Participant’s termination of Employment at the time set forth under this Section 4.6 as if the Option were held directly by the Participant, unless otherwise provided in the Participant’s Option Grant Agreement.

4.7           Limitation on Transfer. Each Option granted to a Participant shall be exercisable only by such Participant, except that a Participant may assign or transfer his or her rights with respect to any or all of the Options held by such Participant to: (i) such Participant’s beneficiaries or estate upon the death of the Participant (by will, by the laws of descent and distribution or otherwise) and (ii) subject to the prior written approval by the Committee and compliance with all applicable tax, securities and other laws and the rules of any applicable securities exchange on which the Common Stock is then listed or quoted, as may be necessary to fulfill a domestic relations order (each of (i) and (ii), a “Permitted Transferee”). Notwithstanding the foregoing, in no event will transfers to a Person that the Administrator determines provides services or financial or other support, directly or indirectly, to a competitor of the Company be permitted, even if such Person is otherwise a Permitted Transferee hereunder.

4.8           Condition Precedent to Transfer of Any Option. It shall be a condition precedent to any Transfer of any Option by any Participant that the Transferee shall agree prior to the Transfer in writing with the Company to be bound by the terms of the Plan and the Option Grant Agreement as if he, she or it had been an original signatory thereto, except that any provisions of the Plan or an Option Grant Agreement based on the Employment (or termination thereof) shall continue to be based on the Employment (or termination thereof) of the original Participant (and all other forfeiture and vesting conditions shall apply as if no such Transfer had occurred, unless otherwise determined by the Committee).

4.9           Effect of Void Transfers. In the event of any purported Transfer of any Options in violation of the provisions of the Plan, such purported Transfer shall, to the extent permitted by applicable law, be void and of no effect.

4.10         Exercise of Options. Following the Closing, a Participant (or his or her Permitted Transferee, guardian or legal representative, if applicable) may exercise vested Options subject to Section 3.4 hereof and otherwise in compliance with other applicable law, the rules of any applicable stock exchange and Company policy. Such exercises shall be in accordance with the rules, regulations and procedures established by the Committee from time to time. No unvested Options may be exercised.

4.11         Method of Exercise. Vested Options shall be exercised in accordance with procedures established by the Committee from time to time, which may include through the use of a third-party stock plan administrator’s online portal. Payment of the exercise price of the Option shall be in cash, by check, with previously acquired shares of Common Stock that have been held for at least six months and one day prior to exercise (or such longer period as is necessary to avoid adverse accounting treatment or liability accounting treatment) or in such other form of consideration as the Committee may accept in is sole discretion.

The partial exercise of an Option, alone, shall not cause the expiration, termination or cancellation of the remaining portion of such Option.

4.12         Intentionally Omitted.

4.13         Amendment of Terms of Options. The Committee may, in its sole discretion, amend the Plan or terms of any Option, provided, however, that any such amendment shall not materially impair or adversely affect the Participant’s existing rights under the Plan or such Option without such Participant’s written consent, unless the Committee expressly reserved the right to make such amendment at the time the Option was granted (which shall include, without limitation, the right to adjust or modify the Plan and outstanding Options pursuant to Section 4.14).

4.14         Effect of Certain Transactions. Subject to any action by the shareholders of the Company required by law, applicable tax rules or the rules of any exchange on which Shares are listed for trading:

(a)           Increase or Decrease in Issued Shares Without Consideration. In the event of any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment on Shares of a stock dividend in Shares or any recapitalization, merger, combination or exchange of Shares or similar corporate change, the Committee shall, to the extent deemed appropriate by the Committee, adjust the type and/or number of shares of Common Stock subject to each outstanding Option and/or the exercise price per share of Common Stock of each such Option.

(b)           Certain Mergers and Other Transactions. In the event of any merger, consolidation or similar transaction as a result of which the holders of shares of Common Stock receive consideration consisting exclusively of securities of the surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, adjust each Option outstanding on the date of such merger or consolidation so that it pertains and applies to the securities which a holder of the number of shares of Common Stock subject to such Option would have received in such merger or consolidation.

In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s and its subsidiaries’ assets (on a consolidated basis), (iii) a merger, consolidation or similar transaction involving the Company in which the holders of shares of Common Stock receive securities and/or other property, including cash or (iv) a Change in Control, the Committee shall, to the extent deemed appropriate by the Committee, have the power to:

(i)           cancel, effective immediately prior to the occurrence of such event, each Option (whether or not then exercisable or vested), and, in full consideration of such cancellation, pay to the Participant in respect of each share of Common Stock underlying the portion of such Option being so cancelled the excess, if any, of (A) the value, as determined by the Committee in its sole discretion, of the property (including cash) received (or that would be received) in respect of one share of Common Stock as a result of such event over (B) the Exercise Price of such Option (provided that if the amount under clause (B) equals or exceeds the amount under clause (A), then such Option may be cancelled with no payment due to the holder thereof);

(ii)           provide for the exchange of each Option (whether or not then exercisable or vested) for an option with respect to (A) some or all of the property which a holder of the number of shares of Common Stock subject to such Option would have received in such transaction or (B) securities of the acquiror or surviving entity (or an Affiliate thereof) and, incident thereto, make an equitable adjustment as determined by the Committee in the exercise price of the Option and/or the number of securities or amount of property subject to the option or provide for a payment (in cash or other property) to the Participant to whom such Option was granted in partial consideration for the exchange of the Option; or

(iii)           take such other action as the Committee deems appropriate.

(c)           Other Changes. In the event of any change in the capitalization of the Company or corporate change other than those specifically referred to in this Section 4.14 above, or in the event of an extraordinary cash dividend, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and/or class of shares subject to Options outstanding on the date on which such change occurs, in the exercise price of outstanding Options and/or in such other terms of the Plan and such Options as the Committee may consider appropriate to prevent the enlargement or dilution of rights.

(d)           No Other Rights. Except as expressly provided in the Plan or any Option Grant Agreement or as otherwise determined by the Committee at or after the date of grant of an Option, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividends or dividend equivalents, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into or exercisable for shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Option.

(e)           Savings Clause. No provision of this Section 4.14 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

4.15         Lock-Up Period. Each Participant agrees that, notwithstanding any provision in this Plan or any Option Grant Agreement to the contrary, he or she will not, without the prior written consent of the Board, during the period following the Closing and ending on the date that is 180 days following the Closing (the “Lock-Up Period”), (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock acquired upon the exercise of an Option or otherwise (including without limitation, Shares which may be deemed to be beneficially owned by such Participant in accordance with the rules and regulations of the Securities and Exchange Commission), or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock acquired upon the exercise of an Option or otherwise, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Shares or such other securities, in cash or otherwise.

5              Miscellaneous

5.1           Rights as Option Holders. The Participants shall not have any rights as stockholders with respect to any shares of Common Stock covered by or relating to the Options granted (or treated as granted) pursuant to the Plan until the date the Participants become the registered owners of such shares of Common Stock issued in accordance with and subject to the governing documents of the Company. Except as otherwise expressly provided in Section 4.14 hereof, no adjustment to the Options shall be made for dividends.

5.2           No Special Employment Rights. Nothing contained in the Plan shall confer upon the Participants any right with respect to the continuation of their Employment or interfere in any way with the right of the Company or any of its subsidiaries, subject to the terms of any separate employment agreements to the contrary, at any time to terminate such Employment or to increase or decrease the compensation of the Participants from the rate in existence at the time of the grant of any Option.

5.3           No Obligation to Exercise; No Compensation. The grant to the Participants of the Options shall impose no obligation upon the Participants to exercise such Options. Furthermore, the expiration of an Option prior to the exercise thereof shall not entitle the Participant or any Permitted Transferee or other Person to any compensation or payment in respect thereof. Any Option granted to a Participant shall be treated as a one-time special grant and shall not be pensionable or treated as the regular part of the Participant’s employment or compensation.

5.4           Intentionally Omitted.

5.5           Intentionally Omitted.

5.6           Notices. Each notice and other communication hereunder shall be in writing and shall be given and shall be deemed to have been duly given on the date it is delivered in person or by electronic mail, on the next business day if delivered by overnight mail or other reputable overnight courier, or the third business day if sent by registered mail, return receipt requested, to the parties as follows:

If to the Company:

Global Business Travel Group, Inc.

666 Third Avenue

New York, New York 10017
Attention: General Counsel

If to the Participant, to its most recent address shown on records of the Company or its subsidiary;

or in each case to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

5.7           Descriptive Headings. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

5.8           Severability. In the event that any one or more of the provisions, subdivisions, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, subdivision, word, clause, phrase or sentence in every other respect and of the remaining provisions, subdivisions, words, clauses, phrases or sentences hereof shall not in any way be impaired, it being intended that all rights, powers and privileges of the Company and Participants shall be enforceable to the fullest extent permitted by law; provided, however, that if any restrictive covenant contained herein is determined to be too broad in duration, scope or in any other respect, it shall be reformed to be enforceable to the maximum extent permitted by applicable law.

5.9          Governing Law; Venue. The provisions of the Plan and any Option Grant Agreement and all claims or disputes arising out of or based upon the Plan, any Option Grant Agreement and any Option or relating to the subject matter hereof or thereof shall be governed by, and construed and enforced in accordance with, the domestic substantive laws of the State of New York, without regard to the provisions governing choice or conflict of laws or rules that would cause the application of the domestic substantive laws of any other jurisdiction. The Company and each Participant hereby agree and consent to be subject to the exclusive jurisdiction of the courts of the State of New York sitting in New York County and the United States District Court for the Southern District of New York in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the Plan, any Option or any Option Grant Agreement. The Company and each Participant hereby irrevocably waive, to the fullest extent permitted by law, (i) any objection that it may now or hereafter have to laying venue of any suit, action or proceeding brought in such courts, and (ii) any claim that any suit, action or proceeding brought in such courts has been brought in an inconvenient forum.

5.10        Exchange Act Exemption. Notwithstanding anything to the contrary in the Plan or any Option Grant Agreement, until such time as the Company becomes subject to the reporting requirements of Sections 12 or 15(d) of the Exchange Act or is otherwise no longer relying on the exemption from registration under the Exchange Act set forth in Rule 12h-1(f) under the Exchange Act (the “Employee Options Exemption”) in connection with the issuance of Common Stock upon the exercise of Options, the Plan, the Options and the Option Grant Agreements are intended to comply with the Employee Options Exemption and, accordingly, to the maximum extent permitted, the Plan, such Options and such Option Grant Agreements shall be interpreted to be in compliance therewith.

5.11         Waiver of Jury Trial. By accepting an Option under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Option Grant Agreements, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Option, each Participant certifies that no officer, representative, or attorney of the Company or any of its Affiliates has represented, expressly or otherwise, that the Company or any of its Affiliates would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

5.12         Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, any Majority Stockholder or Juweel Investor, nor any Affiliate of the Company or any Juweel Investor, nor the Committee, nor the Effective Date Chairman, nor any Person acting on behalf of the Company, any Majority Stockholder, Juweel Investor or Affiliate of the Company or any Juweel Investor, or the Committee or Effective Date Chairman, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Option by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Option to satisfy the requirements of Section 422 or Section 409A of the Code or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Option.

5.13         Applicable Regulatory Guidance and Clawback/Adjustment. Notwithstanding any provision contained herein to the contrary, except as expressly provided in any Option Grant Agreement, the Committee and/or management of the Company may in its discretion clawback Options, reduce or eliminate the amount of the Option that would otherwise be earned, clawback dividend equivalents paid in respect of Options, clawback shares of Common Stock acquired upon the exercise of an Option and/or clawback proceeds received from the sale of shares of Common Stock acquired upon the exercise of an Option if, in the Committee’s or management’s sole judgment, such reduction or elimination is appropriate. Circumstances where such negative discretion may be appropriate include instances where the Participant participated (which could include, depending on the circumstances, participation in a supervisory capacity by act or omission) in an activity without appropriate consideration of the risk to the Company or its Affiliates, such as the failure to provide any certifications pursuant to Section 3.6(h) of the Shareholders Agreement. Examples include but are not limited to the Participant’s failure to raise, identify and/or assess in a timely manner and as reasonably expected risks, such as a material compliance, legal, regulatory or reputational risk. Similarly, any Performance-Based Options are also subject to a clawback if such Options vest as a result of misstated financial results. Additionally, in the event that any Performance-Based Options vest as a result of misstated financial results, the Committee may, in its discretion, adjust the Options to reflect the corrected financial results.

5.14         Parachute Payments. If there is a change in ownership or effective control, or of a substantial portion of the assets, of the Company within the meaning of Section 280G of the Code (a “280G CIC”) and as of the effective time of such 280G CIC, (a) Section 280G of the Code applies to the Company or any of its subsidiaries at such time and (b) the Company is eligible to rely on the exemption available under Section 280G(b)(5)(B) to corporations no stock of which is readily tradeable on an established securities market, then, unless otherwise determined by the Committee or as otherwise provided below, if the Company determines that any right to receive any payment or other benefit under this Plan or the Option Grant Agreement (including, without limitation, the acceleration of the vesting and/or exercisability of the Option and taking into account the effect of this Section) to or for the benefit of the Participant (the “Payments”), would, in whole or part when aggregated with any other right, payment or benefit to or for the Participant under all other agreements, arrangements or benefit plans cause any such Payments or other rights, payments or benefits to be nondeductible by the Company or its subsidiaries (or other person making such payment or providing such benefit) as a result of Section 280G of the Code and/or would subject the Participant to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”) then, to the extent necessary (whether or not sufficient) to make the Payments and all such rights, payments and benefits deductible and to exempt the Payments and all such rights, payments and benefits from the Excise Tax (but only to such extent and after taking into account any reduction in the Payments relating to Section 280G of the Code under any other plan, arrangement or agreement), the Option and any other right, payment or benefit under this Plan, any Option Grant Agreement or otherwise shall not become exercisable, vested or paid. Notwithstanding any other provision of this Plan, the foregoing provisions shall not apply to reduce such amounts if the amounts that would otherwise be nondeductible under Section 280G of the Code and/or would subject the Participant to the Excise Tax are waived by the applicable Participant in writing and disclosed to and approved by the Company’s stockholders in accordance with Section 280G(b)(5)(B) of the Code and the Department of Treasury regulations thereunder.

If there is a 280G CIC and as of the effective time of such 280G CIC, (a) Section 280G of the Code applies to the Company or its subsidiaries, and (b) the Company is not eligible to rely on the exemption available under Section 280G of the Code to corporations no stock of which is readily tradeable on an established securities market, then in the event that it shall be (or is subsequently) determined that any Payment would, in whole or part when aggregated with any other right, payment or benefit to or for the Participant under all other agreements, arrangements or benefit plans, cause any such Payments or other rights, payments or benefits to be subject to the Excise Tax, then the Payments and all such rights, payments and benefits shall be reduced (or appropriately adjusted) to an amount that is one dollar less than the smallest amount that would give rise to the Excise Tax (the “Reduced Amount”) if such Reduced Amount would be greater than the net after-tax proceeds (taking into account both the Excise Tax and any interest or penalties payable with respect to the Excise Tax) of the unreduced Payments and all such other rights, payments and benefits. If the Payments and such other rights, payments or benefits are required to be reduced hereunder, there shall be no discretion in the ordering of the Payments and such other rights, payments or benefits so reduced, and such reductions shall be applied in the order which results in the best economic benefit to the Participant; and to the extent such ordering of reductions is economically equivalent, such Payments and such other rights, payments or benefits shall be reduced on a pro rata basis.

5.15        Code Section 409A. This Plan, all Options and all Option Grant Agreements are intended to be exempt from, or compliant with, Code Section 409A and shall be construed and interpreted accordingly.

[End of Plan]